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EXHIBIT 5.1

                          Velocity Express Corporation
                              Four Paramount Plaza
                          7803 Glenroy Road, Suite 200
                          Bloomington, Minnesota 55439


                                                                    May 17, 2002

Velocity Express Corporation
Four Paramount Plaza
7803 Glenroy Road, Suite 200
Bloomington, Minnesota  55439

Ladies and Gentlemen:

     I am general counsel to Velocity Express Corporation (the "Company"), a Delaware corporation, in connection with its filing of a registration statement on Form S-3, under the Securities Act of 1933, as amended, relating to the proposed sale by selling stockholders of 9,525,787 shares of our common stock.

     I have examined the registration statement and those documents, corporate records, and other instruments I deemed relevant as a basis for the opinion herein expressed.

     Based on the foregoing, it is my opinion that when the registration statement shall have been declared effective by order of the Securities and Exchange Commission, the shares sold by the selling stockholders as contemplated by the registration statement will be legally and validly issued, fully-paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the registration statement and to the reference to me under the caption "Legal Matters" in the prospectus included in such registration statement.

                                       Very truly yours,


                                       By: /s/ Wesley C. Fredenburg
                                           -------------------------------------
                                           Wesley C. Fredenburg